              Exhibit 16

November 4, 2011

Office of the Chief Accountant

Securities and Exchange Commission

100 F Street, N. E.

Washington, D.C.  20549

Ladies and Gentlemen:

We have read the comments made regarding us in Item 4.01 of Form 8-K of 1st Century Bancshares, Inc. dated November 1, 2011 and filed November 4, 2011, and are in agreement with those statements.

/s/ Perry-Smith LLP

Sacramento, California

cc:

Mr. Stanley Zax

Audit Committee Chair

1st Century Bancshares, Inc.